Exhibit 3.4

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CVD EQUIPMENT CORPORATION

Under Section 805 of the

Business Corporation Law

We, the undersigned, President and Secretary, respectively, of CVD Equipment Corporation, a Corporation organized under the laws of the State of New York, hereby certify that:

(1) The name of the Corporation is CVD Equipment Corporation.

(2) The Certificate of Incorporation was filed by the Department of State on the 13th day of October, 1982, Certificates of Amendment were filed on July 10, 1985 and August 22, 1985.

(3) The Certificate of Incorporation of this Corporation is hereby further amended to limit Directors’ Liability by the addition of a new paragraph, hereby designated as paragraph “EIGHTEENTH”, which shall read as follows:

“EIGHTEENTH: The personal liability for Directors to the Corporation or its Shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a Judgment or other final adjudication adverse to such Director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

Any repeal or modification of the foregoing paragraph by the Shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.”

  (4) This amendment to the Certificate of Incorporation was authorized on the 15th day of June, 1989, at a meeting of the Shareholders by the majority vote of all of the outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, this Certificate has been subscribed as of the 30th day of June, 1989 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

LEONARD A. ROSENBAUM	President	/s/ LEONARD A. ROSENBAUM

MICHAEL LEITER	Secretary	/s/ MICHAEL LEITER